EXHIBIT 10.4
INDEX No. 414.-
ACV

Contract of Sale of Mine Holdings

From

Compañía Minera Romelio Alday Limitada

To

Minera Polymet Limitada

In Vallenar, República de Chile, on May 9, 2008, appearing before me, Ricardo Olivares Pizarro, Lawyer, Notary Public and Official Registrar of Commerce and Mines, with an office at 960 calle Prat, local 14 in the city of Vallenar, is:  Ms. Ines Cecilia Alday Araya, Chilean, single, businesswoman, national identity card no. 6 071 556 – K, representing, as authorized, Compañía Minera Romelio Alday Limitada, a mining company constituted by public document dated June 21, 1996, granted before the Notary of Quilpue, Mr. Carlos Montenegro Torres, whose constitution was published in the Official Gazette dated July 23, 1996 and written on the back of page 51, number 29 of the 1996 Register of Commerce of Vallenar and both have the address 159 calle Prat, Comuna de Vallenar, hereinafter the “Vendor”.  Also appearing is Mr. Kevin Robert Mitchell, Canadian, married, miner, identity card for foreigners no. 14 498 917 – 1, representing Minera Polymet Limitada, a Chilean limited liability company in the business of mining, Rol Único Tributario number 76 975 260 – 9, both have the address 1051 calle Prat, office 4, Comuna de Vallenar, also known hereinafter as “Minera Polymet”.  The appearing parties are of legal age and have verified their identities with the mentioned identity cards and declare:  That by virtue of the present document they have come to enter into the contract of sale of mine holdings that is contained in the following clauses:

I: Individualization of the holdings:  Compañía Minera Romelio Alday Limitada is the owner of the mine holdings denominated “Farellón Alto Uno al Ocho” or “Farellón I/VIII”, Rol Nacional 03303-0156-2, hereinafter and indistinctly the “holdings”, located in Sierra Pan de Azucar, Provincia de Huasco, Comuna de Huasco, Tercera Región de Atacama.  Its constitution is entered on page 11 number 10 of the 1997 Register of Mining Property of the Registrar of Mines of Freirina.  Its act of measure is registered on page 1 number 1 of the 1943 Register of Mining Properties of the Registrar of Mines of Freirina.

II: The Option Contract and its Transfer:  By public document granted before this same Notary and dated May 4, 2007, the vendor gave to Minera Farellón Limitada the option to the mine holdings individualized in the previous clause.  Said contract was duly entered on page 19 number 6 of the Register of Mortgages and Liens and on page 4 number 3 of the 2007 Register of Prohibitions and Bans of the Registrar of Mines of Freirina.  Subsequently, by means of public document dated November 6, 2007, Minera Farellón Limitada assigned its rights and contractual position in the mentioned option contract to the company “Minera Polymet Limitada” which assumed all of the rights and obligations, making note of said assignment of rights and contractual position in the margin of the entries of the option contract previously mentioned.  Said assignment was accepted by the vendor, who released Minera Farellón from the obligations that arose from the option contract previously cited.

III: By the present act, Compañía Minera Romelio Alday Limitada, duly represented by Ms. Inés Cecilia Alday Araya, sells, assigns and transfers to Minera Polymet Limitada, for which its representative Kevin Robert Mitchell purchases, accepts and acquires the mine holdings individualized in the first clause.

IV:  The price of the contract of sale is the quantity of $900,000 US and will be paid in one part that is designated the “fixed part” and another part designated the “variable part”.  /a/ Fixed Part: The Fixed Part of the price of the contract of sale is the sum, in pesos, equivalent to $300,000 US that Minera Polymet will pay to Compañía Minera Romelio Alday Limitada on April 25, 2008 at its equivalent, on that date, of 134,547,000 pesos which was received with full approval by Ms. Inés Cecilia Alday, according to that appearing in the respective receipt, whose copy is duly signed by both parties and is formally notarized at the end of the Register of Public Documents, for all legal purposes forming part of the present document.  /b/ Variable Part:  The Variable Part of the price of the contract of sale is the equivalent, in national currency pesos, to the sum of $600,000 US that will be paid, once Minera Polymet initiates the exploitation of the holding, by means of a monthly payment and, until the previously indicated amount of $600,000 is fulfilled, an exploration tax or royalty – hereinafter the “Royalty”- of 1.5% of the value corresponding to the liquid or net sale of minerals that are extracted from the holdings and that are paid for by the Empresa Nacional de Minería, hereinafter and indistinctly “Enami”, or by any other buyer.  The payment and settlement of the Royalty will be carried out monthly and within 10 days following the respective payment carried out by Enami or another buyer.  By the present act the parties agree to a guaranteed minimum monthly payment equivalent to $1,000 US from the date on which Minera Polymet initiates the exploitation of the holdings.  For such purposes, Minera Polymet will prepare a settlement of the monthly Royalty, to be submitted to the representative of Compañía Minera Romelio Alday Limitada, with sufficient information to determine the amount together with the value corresponding to the Royalty.  If Compañía Minera Romelio Alday Limitada does not carry out observances to the settlement within 10 days following the submission on the part of Minera Polymet, it shall be understood that said settlement and its corresponding payment has been definitively and totally approved.  In with the sufficient information that Minera Polymet will have to provide should be the bill or bills of sale to Enami, or another buyer, together with the respective bill or bills of settlement.  In the event that Compañía Minera Romelio Alday Limitada has observances, with respect to said document, it may request authorization from Minera Polymet to access the records relating to the documents, having given the company proper advance notification.  At any time, while the amount indicated above in letter /b/ has not been fully paid, Minera Polymet will be able to terminate payment of the Royalty previously indicated, for which the existing difference between the actual amount paid up to the date of the Royalty statement and the amount outstanding of the $600,000 indicated above in letter /b/ must be paid to Compañía Minera Romelio Alday Limitada.

V: The mine holdings and the minerals contained within them will be sold and transferred with all of their uses, rights, customs and obligations, free of all encumbrance, prohibition, resolved condition, distraint or pending litigation, as well as any hindrance that may affect its free use, possession and disposal; free of all overlaps of use and with its mining licenses fully paid.  The vendor or Offering Party is responsible for the disencumbrance, in conformity with the law.

VI:  The conditional delivery of the concessions is effective as of this date.

VII:  Exchange Rate:  The amounts of money that this document expresses in US dollars will be paid in national currency pesos at the exchange rate denominated “dólar observado” published by the Banco Central de Chile in the Diario Oficial (Official Gazette), in agreement with number 6 of chapter 1 of the Compendium of Foreign Exchange Regulations.

VIII: Residence: For all legal purposes the parties establish their residence in the city and community of Santiago.

IX: Expenses:  The notary expenses, of the Registrar and others, as well as the taxes that originate because of the granting of this contract will be the charge of Minera Polymet.

X: Lifting of Prohibitions and Settlement of the Option Contract:  With the sole purpose of proceeding to the signing of the present contract of sale, Mr. Kevin Robert Mitchell, representing Minera Polymet Limitada, is lifting the prohibition entered in favour of Minera Farellón Limitada on page 4 number 3 of the 2007 Register of Prohibitions and Bans of the Registrar of Mines of Freirina, and reentering in favour of Minera Polymet Limitada.  Likewise, and also with the purpose of enabling the signing of the present contract of sale, Ms. Inés Cecilia Alday Araya, representing Compañía Minera Romelio Alday Limitada, and Mr. Kevin Robert  Mitchell, representing Minera Polymet Limitada, agree upon and declare completed a wide and sufficient settlement regarding the obligations and rights that, for each one of the companies that they represent, were contained in the option contract individualized in the second clause of this document, instructing the Registrar of Mines of Freirina that once the present contract of sale is entered in favour of Minera Polymet, it proceeds to cancel the entry on page 6 of the 2007 Register of Mortgages and Liens of the Registrar of Mines of Freirina.

XII: Power of Attorney:  The holder of an authorized copy of the present document is empowered to request the entries, subentries and annotations that may be relevant at the respective Registrar of Mines.

XIII: Special Power of Attorney:  The selling and purchasing parties grant a special empowerment to the lawyers Mr. Enrique Benitez Urrutia and Mr. Gonzalo Nieto Valdés, both located at 3250 Avenida Isadora Goyenechea, noveno piso, Las Condes, Santiago, so that either one of them may grant all of the complementary documents that may be necessary to rectify any error or omission existing in the clauses related to the correct individualization of the mine holdings that are the object of the present option contract, of the registration of ownership, of the registrations that stem from the option contract indicated in the second clause or any other that appears in the present contract, with the sole purpose that the respective Registrar of Mines may duly perform the registrations and annotations that may originate from this contract.  The Attorneys in Fact are especially authorized to sign all manners of applications, declarations, lawyer’s drafts, as well as public and private documents necessary for the fulfillment of the assignment.  The legal capacity of Ms. Inés Cecilia Alday Araya to represent Compañía Minera Romelio Alday Limitada consists of a social agreement agreed on in a public document dated June 21, 1996, granted before the Notary Public of Quilpue Mr. Carlos Montenegro Torres and entered on the back of page 51, number 29 of the 1996 Register of Commerce of the Registrar of Industry of Vallenar, modified by a document dated January 13, 1996, granted before the same Notary cited and by public order document dated July 5, 2006 granted before Mr. Francisco Javier Leiva Carvajal, the Notary Public of San Miguel with a seat in the Comuna de San Joaquín.  The legal capacity of Mr. Kevin Robert Mitchell to represent Minera Polymet Limitada consists of a public document of constitution of said society dated July 17, 2007 and granted before this Notary of Vallenar.  The documents of legal capacity cited above are not inserted because they are known by the parties and the authorizing Notary.  This is in accordance with the draft drawn up by the lawyer Mr. Nicolás Atkinson.  Sign after having read and understood. – Copies are given. – Annotated in the Index under the number 414.  –I hereby certify –
Signature
Inés Cecilia Alday Araya
C.I.No. 6 061 556 – k
Representing Compañía Minera Romelio Alday Limitada

Kevin Robert Mitchell
C.I.No.  Signature
Representing Minera Polymet Limitada
14 498 917-1

Signature
Stamp: Ricardo Olivares Pizarro
Notary Public
Vallenar
I sign and stamp the present copy
which is a true copy of the original.

This page corresponds to the certification of the public document of contract of sale of Mine holdings, between Compañía Minera Romelio Alday Limitada and Compañía Polymet Limitada, entered before the Notary of Vallenar, Mr. Ricardo Olivares Pizarro, dated May 9, 2008.  Freirina, May 22, 2008.

Signature
Stamp: Delicia Zamora Geraldo
Substitute Notary
Freirina

Stamp:Juan Jorge Soets Soto
Official Notary and Registrar
Of Real Estate and
Mines
Freirina

Contract of Sale

Annotated in the Index with the number 344 and entered with the date May 20, 2008 on page 132 no. 26 of the Register of Property of this Registrar.  Freirina, May 22, 2008.

Signature
Stamp:Delicia Zamora Geraldo
Substitute Notary
Freirina

Stamp:Juan Jorge Soets Soto
Official Notary and Registrar
Of Real Estate and
Mines
Freirina

7